UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): March 14, 2022

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 14, 2022, Ready Capital Corporation, a Maryland corporation (“Ready Capital”), held its special meeting of stockholders solely by means of a virtual meeting conducted live over the internet (the “Ready Capital Special Meeting”) to vote on the Ready Capital proposals identified in the definitive proxy statement/prospectus dated February 7, 2022 (the “Proxy Statement”). As of February 3, 2022, the record date for the Ready Capital Special Meeting, there were 84,032,793 shares of common stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Common Stock”) outstanding, all of which were entitled to vote at the Ready Capital Special Meeting. A quorum of 53,391,340 shares were represented in person virtually or by proxy at the Ready Capital Special Meeting. A summary of voting results with respect to each proposal is set forth below.

Proposal 1. Proposal to approve the issuance of Ready Capital Common Stock, (i) upon the conversion of the shares of each of the four classes of Ready Capital's Class B common stock, $0.0001 par value per share, issued in connection with the transactions contemplated by the Merger Agreement, dated as of November 3, 2021, as amended as of February 7, 2022, by and among Ready Capital, Mosaic Real Estate Credit, LLC, Mosaic Real Estate Credit TE, LLC, MREC International Incentive Split, LP, Mosaic Real Estate Credit Offshore, LP, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC, MREC Corp Sub 3 (Superblock), LLC, Mosaic Special Member, LLC, Mosaic Secure Holdings, LLC, MREC Management, LLC (the “Mosaic Manager”), RC Mosaic Sub, LLC, and Sutherland Partners, L.P. (the “Operating Partnership”), as it may be further amended from time to time (the “Merger Agreement”); (ii) pursuant to the terms of the contingent equity rights representing the potential right to receive shares of Ready Capital Common Stock issued by Ready Capital in connection with the transactions contemplated by the Merger Agreement; and (iii) upon redemption of the units of limited partnership of the Operating Partnership issued to the Mosaic Manager upon the closing of the transactions contemplated by the Merger Agreement and as compensation (if and to the extent earned) for services provided to Ready Capital and the Operating Partnership subsequent to the closing of the transactions contemplated by the Merger Agreement (the shares of Ready Capital Common Stock issuable pursuant to the foregoing clauses (i), (ii) and this clause (iii), collectively, the “ Common Stock Issuance Proposal”). The Common Stock Issuance Proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
49,934,007	1,644,596	424,197	1,388,540

Proposal 2. Proposal to approve the adjournment of the Ready Capital Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Common Stock Issuance Proposal. The proposal to approve the adjournment of the Ready Capital Special Meeting, if necessary or appropriate for the purpose of soliciting additional proxies if there were not sufficient votes for the approval of the Common Stock Issuance Proposal, was approved as follows:

For	Against	Abstain
48,154,593	4,773,518	463,225

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2022, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Proxy Statement filed by Ready Capital with the SEC on February 7, 2022. Assuming the satisfaction of such closing conditions, Ready Capital expects the closing of the transactions contemplated by the Merger Agreement to occur on or about March 16, 2022.

Item 8.01. Other Events

On March 14, 2022, Ready Capital issued a press release announcing the results of the Ready Capital Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Ready Capital Corporation

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: March 14, 2022	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer